EXHIBIT  99.2

                           CERTIFICATIONS PURSUANT TO
                         RULES 13A-14 AND 15D-14 OF THE
                  SECURITIES EXCHANGE ACT OF 1934, AS AMENDED,
                             AS ADOPTED PURSUANT TO

SECTION  302  OF  THE  SARBANES-OXLEY  ACT  OF  2002

In connection with the Quarterly Report of ValCom, Inc., a Delaware corporation (the "Company"), on Form 10-QSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Vince Vellardita, the Company's Chief Executive Officer (the "Officer"), certify, pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as amended, that:

(1)  The  Officer  has  reviewed  the  Report.

(2) Based on the Officer's knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report.

(3) Based on the Officer's knowledge, the financial statements and other financial information included in the Report fairly present in all material respects the Company's financial condition and results of operations as of, and for, the periods presented in the Report.

(4)  The  Officer  and  the  other  certifying  officer:

     (a) Are responsible for establishing and maintaining "disclosure controls and procedures," as that term is defined by the Securities and Exchange Commission, for the Company.

     (b) Have designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to them, particularly during the period in which the periodic Report is being prepared.

     (c) Have evaluated the effectiveness of the Company's disclosure controls and procedures within 90 days prior to the filing date of the Report.

     (d) Have presented in the Report their conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date.

(5) The Officer and the other certifying officer have disclosed to the Company's auditors and audit committee of the board of directors (or persons fulfilling the equivalent function):

     (a) All significant deficiencies in the design or operation of internal controls, as that term is defined by the Securities and Exchange Commission, which could adversely affect the Company's ability to record, process, and summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

(6) The Officer and the other certifying officer have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated:  March  15,  2005
               By:     /s/  Vince  Vellardita
               ----------------------
               Vince  Vellardita
               Chief  Executive  Office

In connection with of the Quarterly Report of ValCom, Inc., a Delaware corporation (the "Company"), on Form 10-QSB for the period ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tracey Eland , the Company's Secretary and principal accounting officer (the "Officer"), certify, pursuant to Rule 13a-14 or 15d-14 of the Securities Exchange Act of 1934, as amended, that:

(1)  The  Officer  has  reviewed  the  Report.

(2) Based on the Officer's knowledge, the Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Report.

(3) Based on the Officer's knowledge, the financial statements and other financial information included in the Report fairly present in all material respects the Company's financial condition and results of operations as of, and for, the periods presented in the Report.

(4)  The  Officer  and  the  other  certifying  officer:

     (a) Are responsible for establishing and maintaining "disclosure controls and procedures," as that term is defined by the Securities and Exchange Commission, for the Company.

     (b) Have designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to them, particularly during the period in which the periodic Report is being prepared.

     (c) Have evaluated the effectiveness of the Company's disclosure controls and procedures within 90 days prior to the filing date of the Report.

     (d) Have presented in the Report their conclusions about the effectiveness of the disclosure controls and procedures based on the required evaluation as of that date.

(5) The Officer and the other certifying officer have disclosed to the Company's auditors and audit committee of the board of directors (or persons fulfilling the equivalent function):

     (a) All significant deficiencies in the design or operation of internal controls, as that term is defined by the Securities and Exchange Commission, which could adversely affect the Company's ability to record, process, and summarize and report financial data and have identified for the Company's auditors any material weaknesses in internal controls; and

     (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls.

(6) The Officer and the other certifying officer have indicated in the Report whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated:  :  March  15,  2005
               By:     /s/  Tracey  Eland
                       ------------------
                       Tracey  Eland
                       Secretary  and  Principal
                       Accounting  Officer